Consent of Counsel

I consent to the inclusion of the reference to my opinion under Kansas law under the caption "Legal Matters" in the Prospectus included in the Initial Registration Statement under the Securities Act of 1933 (Form N-4 No. ___-_______) and Amendment No. 8 to the Registration Statement under the Investment Company Act of 1940 (Form N-4 No. 811-21481) for the Security Benefit Life Insurance Company Ibex Variable Annuity.


Amy J. Lee
Topeka, Kansas
June 13, 2008